                                                                    Exhibit 99.1




          Independent Auditors' Report                                    F2

          Consolidated Financial Statements

               Consolidated balance sheets                             F3-F4

               Consolidated statements of operations                      F5

               Consolidated statements of stockholders' deficit           F6

               Consolidated statements of cash flows                      F7

               Summary of accounting policies                         F8-F10

               Notes to consolidated financial statements            F11-F22

Independent Auditors' Report


To the Board of Directors and Stockholders of Next Generation Media Corporation


We have audited the accompanying consolidated balance sheets of Next Generation Media Corporation as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Next Generation Media Corporation at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                                BDO Seidman, LLP

Washington, D.C.
May 8, 2000

                       Next Generation Media Corporation
                          Consolidated Balance Sheets

December 31,                                                                       1999                   1998
--------------------------------------------------------------------------------------------------------------------
Assets

Current
   Cash and cash equivalents                                                 $    263,517           $        326
   Notes receivable from UNICO (Note 2)                                                 -                175,500
   Accounts receivable, less allowance for doubtful
     accounts of $95,599 and $65,534                                              546,421                122,443
   Inventories                                                                    107,094                      -
   Deferred charges (Note 11)                                                     184,844                      -
   Deferred loan costs, net of accumulated amortization
     of $120,000 and $53,577 (Note 6)                                                   -                 66,423
   Deferred offering costs (Note 11)                                                    -                185,520
   Prepaid expenses and other current assets                                       68,177                  2,253
--------------------------------------------------------------------------------------------------------------------

Total current assets                                                            1,170,053                552,465
--------------------------------------------------------------------------------------------------------------------

Property and equipment, net (Note 3)                                            1,431,632                170,572

Intangibles, net of accumulated amortization of $182,989
   and $49,315 (Notes 1 and 4)                                                    934,447                155,862

Deferred acquisition costs (Note 9)                                                     -              1,094,167

Investment in UNICO (Note 5)                                                            -                 25,537

Deposits                                                                            8,105                      -
--------------------------------------------------------------------------------------------------------------------




Total assets                                                                 $  3,544,237           $  1,998,603
====================================================================================================================

                       Next Generation Media Corporation
                          Consolidated Balance Sheets

December 31,                                                                         1999                   1998
--------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Deficit

Current liabilities
   Checks issued against future deposits                                       $          -         $     28,919
   Notes payable, current portion (Note 6)                                          714,632              237,153
   Current obligations under capital leases (Note 7)                                 19,427               41,425
   Accounts payable                                                                 753,609              236,523
   Accrued expenses                                                                 532,358                    -
   Wages payable                                                                    252,885              244,616
   Due to related parties (Note 8)                                                  143,466              129,570
   Deferred revenue                                                                  95,941               15,787
--------------------------------------------------------------------------------------------------------------------

   Total current liabilities                                                      2,512,318              933,993

   Notes payable (Note 6)                                                             5,501                    -
   Obligations under capital leases (Note 7)                                              -               18,339
   Deferred rent                                                                     57,674                    -
   Accrued dividends (Notes 9 and 10)                                               255,319               96,569
--------------------------------------------------------------------------------------------------------------------

   Total liabilities                                                              2,830,812            1,048,901
--------------------------------------------------------------------------------------------------------------------

Redeemable preferred stock Series A, par value $.01, redemption value $6 per share, 500,000 shares authorized,
     250,000 shares issued and outstanding (Note 9)                                 944,792              782,292

Redeemable preferred stock Series B, par value $.01, redemption value $5 per share, 500,000 shares authorized,
   65,000 and 70,000 shares issued and outstanding (Note 10)                        325,000              233,333
--------------------------------------------------------------------------------------------------------------------

Commitments (Note 14)

Stockholders' deficit (Note 11)
   Common stock, $.01 par value, 50,000,000 authorized,
     4,416,818 and 3,629,318 issued and outstanding                                  44,166               36,291
   Additional paid in capital                                                     5,181,562            3,625,363
   Accumulated deficit                                                           (5,782,095)          (3,727,577)
--------------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                        (556,367)             (65,923)
--------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' deficit                                    $  3,544,237         $  1,998,603
====================================================================================================================

  See accompanying summary of accounting policies and notes to consolidated financial statements.

                       Next Generation Media Corporation
                     Consolidated Statements of Operations

Years ended December 31,                                                                  1999              1998
--------------------------------------------------------------------------------------------------------------------
Revenues:

Coupon sales                                                                      $  5,680,214      $          -
Franchise fees                                                                          75,800                 -
Advertising revenues                                                                 1,792,198         1,505,241
Classified revenues                                                                    249,149           225,070
Commission income                                                                       68,049            78,402
--------------------------------------------------------------------------------------------------------------------

Total revenues                                                                       7,865,410         1,808,713
--------------------------------------------------------------------------------------------------------------------

Operating Expenses
   Printing costs                                                                    3,272,043           375,143
   Postage and delivery                                                              2,344,352           504,181
   Other production costs                                                              197,612           195,622
   Selling expenses                                                                    303,969           182,534
   General and administrative expenses (Note 11)                                     2,552,708         3,204,902
   Depreciation and amortization                                                       485,755            92,139
   Franchise sales and development                                                      99,099                 -
   Forgiveness of stock subscription receivable (Note 12)                                    -           329,996
--------------------------------------------------------------------------------------------------------------------

   Total operating expenses                                                          9,255,538         4,884,517
--------------------------------------------------------------------------------------------------------------------

Loss from operations                                                                (1,390,128)       (3,075,804)
--------------------------------------------------------------------------------------------------------------------

Other income (expense)
   Interest income                                                                          39             6,014
   Other income                                                                          3,934             4,409
   Interest expense (Note 6)                                                          (230,446)         (138,324)
--------------------------------------------------------------------------------------------------------------------

   Total other income (expense)                                                       (226,473)         (127,901)
--------------------------------------------------------------------------------------------------------------------

Loss before income tax expense                                                      (1,616,601)       (3,203,705)

Income tax expense                                                                           -            (4,000)
--------------------------------------------------------------------------------------------------------------------

Net loss                                                                            (1,616,601)       (3,207,705)
--------------------------------------------------------------------------------------------------------------------

Preferred stock dividends                                                             (158,750)          (96,569)
Preferred stock deemed dividends                                                      (279,167)         (328,125)
--------------------------------------------------------------------------------------------------------------------

Loss applicable to common shareholders                                            $ (2,054,518)     $ (3,632,399)
====================================================================================================================

Basic and diluted loss per common share                                           $       (.50)     $      (1.09)
--------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding                                           4,132,086      $  3,319,201
====================================================================================================================

  See accompanying summary of accounting policies and notes to consolidated financial statements.

                       Next Generation Media Corporation
               Consolidated Statements of Stockholders' Deficit

                                  Common Stock           Additional                               Stock
                            --------------------------
                                                            Paid-in        Accumulated     Subscription
                               Shares         Amount        Capital            Deficit       Receivable       Total
------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1998       3,113,450      $31,134     $  419,616       $   (95,178)       $(359,050)   $    (3,478)

Fair value of warrants
   issued in connection
   with issuance of
   redeemable preferred
   stock                               -            -        476,622                 -                -        476,622

Deemed dividend in
   connection with
   redeemable preferred
   stock                               -            -              -          (328,125)               -       (328,125)

Preferred stock
   dividends                           -            -              -           (96,569)               -        (96,569)

Forgiveness of stock
   subscription
   receivable                                                                                   329,996        329,996

Repayment of stock
   subscription receivable             -            -              -                 -           29,054         29,054

Issuance of stock options to
   shareholders and directors          -            -      2,126,870                 -                -      2,126,870

Common stock issued in
   exchange for services         440,368        4,402        473,010                 -                         477,412

Issuance of common stock
   through a private
   placement                      75,500          755        129,245                 -                -        130,000

Net loss                               -            -              -        (3,207,705)               -     (3,207,705)
------------------------------------------------------------------------------------------------------------------------------

Balance, December
   31, 1998                    3,629,318       36,291      3,625,363        (3,727,577)               -        (65,923)

Deemed dividend in
   connection with
   redeemable preferred
   stock                               -            -              -          (279,167)               -       (279,167)

Preferred stock
   dividends                           -            -              -          (158,750)               -       (158,750)

Issuance of stock to
   shareholder                   100,000        1,000        199,000                 -                -        200,000

Non-cash issuance of
    stock options to
    shareholders and
    directors                          -            -        322,500                 -                -        322,500

Common stock issued in
   exchange for services         236,000        2,360        487,640                 -                         490,000

Issuance of common stock
   through private
   placements                    451,500        4,515        547,059                 -                -        551,574

Net loss                               -            -              -        (1,616,601)               -     (1,616,601)
------------------------------------------------------------------------------------------------------------------------------

Balance, December
   31, 1999                    4,416,818      $44,166     $5,181,562       $(5,782,095)       $       -    $  (556,367)
==============================================================================================================================

  See accompanying summary of accounting policies and notes to consolidated financial statements.

                       Next Generation Media Corporation
                Consolidated Statements of Cash Flows (Note 18)

Years ended December 31,                                                            1999                     1998
=================================================================================================================

Operating activities
   Net loss                                                                  $(1,616,601)             $(3,207,705)
Adjustments to reconcile net loss to net
   cash used in operating activities:
   Compensation expense relating to the issuance of stock and stock options      337,656                2,126,870
   Stock issued for services                                                     390,000                        -
   Forgiveness of stock subscription receivable                                        -                  329,996
   Depreciation and amortization                                                 485,755                   92,139
   Provision for doubtful accounts                                                21,848                   34,974
   Amortization of deferred loan costs                                            66,423                   53,577
   Amortization of discount on notes payable                                      55,352                   44,648
   Interest on capital lease obligations                                               -                    6,066
   (Increase) decrease in assets
     Accounts receivable                                                        (204,066)                  12,176
     Inventories                                                                  75,456                        -
     Prepaids and other current assets                                            (5,323)                  (6,014)
   Increase (decrease) in liabilities
     Accounts payable                                                             (3,043)                  (5,377)
     Accrued expenses                                                            233,591                        -
     Wages payable                                                                 8,269                  244,616
     Deferred revenue                                                             80,154                   15,787
     Deferred rent                                                                57,674                        -
-----------------------------------------------------------------------------------------------------------------

Cash used in operating activities                                                (16,855)                (258,247)
-----------------------------------------------------------------------------------------------------------------

Investing activities
   Cash paid for acquisition of United, less cash acquired                      (178,084)                       -
   Acquisition of property and equipment                                         (45,158)                 (32,108)
   Deferred acquisition costs                                                          -                 (100,000)
   Due to related parties                                                         13,896                   94,173
-----------------------------------------------------------------------------------------------------------------

Cash used in investing activities                                               (209,346)                 (37,935)
-----------------------------------------------------------------------------------------------------------------

Financing activities
   Checks issued against future deposits                                         (28,919)                 (15,902)
   Proceeds from notes payable                                                         -                  265,000
   Issuance of notes receivable                                                        -                 (345,500)
   Net proceeds from issuance of common stock                                    837,094                  130,000
   Proceeds from issuance of preferred stock and warrants                              -                  339,955
   Redemption of preferred stock                                                 (25,000)                       -
   Payments of capital lease obligation                                          (40,337)                 (31,596)
   Repayment of note payable                                                    (253,446)                 (25,449)
   Loan fees                                                                           -                  (20,000)
-----------------------------------------------------------------------------------------------------------------

Cash provided by financing activities                                            489,392                  296,508
-----------------------------------------------------------------------------------------------------------------

Increase in cash                                                                 263,191                      326

Cash and cash equivalents, beginning of period                                       326                        -
-----------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                                     $   263,517           $          326
=================================================================================================================

                       Next Generation Media Corporation
                        Summary of Accounting Policies

Description of Business    Next Generation Media Corporation (the "Company")
                           operates in two business segments. The Company's primary business is cooperative direct mail advertising, which involves the designing, printing, packaging, and mailing of public relations and marketing materials and coupons for retailers who provide goods and services. Sales are conducted through a franchise network of cooperative advertising specialists. The Company provides sales support and complete production and mailing services, on a wholesale basis, to its franchisees. At December
                           31, 1999, the Company had approximately 65 active area franchise operations located throughout the United States.

                           The Company also operates a newspaper publishing business distributing free newspapers, supported by local advertising throughout New Jersey.


Basis of Presentation      The consolidated financial statements include the
                           statements of the Company and its wholly owned subsidiaries, United Marketing Solutions, Inc.
                           ("United") and the Independent News, Inc. ("INI").
                           All significant intercompany accounts and transactions have been eliminated.


Inventories                Inventories consist primarily of paper, envelopes and
                           printing materials and are stated at the lower of cost or market, with cost determined on the first-in, first-out method.


Property and Equipment     Property, plant and equipment are carried at cost.
                           Depreciation is computed using the straight-line method over the following estimated useful lives:

                           Furniture, fixtures and equipment           10 years

                           Computers                                   3 years

                           Leasehold improvements are amortized over the lesser of the lease term or the useful life of the property.


Intangibles                The Company has recorded goodwill based on the
                           difference between the cost and the fair value of certain purchased assets and it is being amortized on a straight-line basis over the estimated period of benefit, which ranges from five to ten years. The
                           Company periodically evaluates the goodwill for possible impairment. The analysis consists of a comparison of future projected cash flows to the carrying value of the goodwill. Any excess goodwill would be written off due to impairment. The Company has a covenant not to compete which is being amortized over five years.

                       Next Generation Media Corporation
                        Summary of Accounting Policies

Impairment of              The Company reviews the carrying values of its long-
Long-Lived Assets          lived assets  for possible impairment whenever events
                           or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.


Deferred Rent              Deferred rent is recorded for the difference between
                           actual rental payments made and rent expense calculated on a straight-line basis over the life of the lease.


Income Taxes               Income taxes are calculated using the liability
                           method specified by Statement of Financial Accounting
                           Standards No. 109, "Accounting for Income Taxes."


Revenue Recognition        The Company recognizes revenue from the design,
                           production and printing of coupons upon delivery.
                           Revenue from initial franchise fees are recognized when substantially all services or conditions relating to the sale have been substantially performed. Franchise support and other fees are recognized when billed to the franchisee. Amounts billed or collected in advance of final delivery or shipment are reported as deferred revenue.

                           Revenue from newspaper advertising is recognized upon publication.


Cash and Cash Equivalents  The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents .


Comprehensive              The Company has adopted Statement of Financial
Income                     Accounting Standards No. 130, "Reporting
                           Comprehensive Income." Comprehensive income as defined includes all changes to equity except that resulting from investments by owners and distributions to owners. The Company has no items of comprehensive income to report.


Loss Per Common Share      Loss per share has been computed using the weighted
                           average number of shares outstanding. The outstanding stock options and convertible preferred stock were not considered in the computation because their inclusion would have been anti-dilutive.


Use of Estimates           The preparation of financial statements in conformity
in the Preparation         with generally accepted accounting principles
of Financial               requires management to make estimates and assumptions
Statements                 that affect the reported amounts of assets and
                           liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       Next Generation Media Corporation
                        Summary of Accounting Policies


Risks and                  The Company operates in environments where intense
Uncertainties              competition exists from other companies. This
                           competition, along with increases in the price of paper and printing costs, can impact the Company's pricing and profitability.


Recent                     In June 1998, the Financial Accounting Standards
Accounting                 Board issued Statement of Financial Accounting
Pronouncements             Standards No. 133, "Accounting For Derivative
                           Instruments" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair market value. Under certain circumstances, a portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into income when the transaction affects earnings.
                           SFAS 133 is effective for all fiscal quarters beginning after June 15, 2000 and requires application prospectively. Presently, the Company does not use derivative instruments either in hedging activities or as investments. Accordingly, the Company believes that adoption of SFAS 133 will have no material impact on its financial position or results of operations.


Reclassifications          Certain prior year amounts have been reclassified to
                           conform to the current year presentation.

                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements

1.      Purchase of                On April 1, 1999, the Company  acquired all of the  outstanding  common stock of
        United Marketing           United for cash of $336,665 and  assumption  of debt.  In addition,  the Company
        Solutions, Inc.            accounted for certain debt  forgiveness  to UNICO,  the former parent of United, as additional consideration and, accordingly, such amounts increased the goodwill related to the acquisition by $1,295,204. United is engaged in the cooperative direct mail marketing business. The acquisition was accounted for as a purchase.
                                   Net assets were recorded at fair value and the Company recorded goodwill of
                                   $912,259 related to the acquisition. The financial statements include the operations of United subsequent to the acquisition date.

                                   The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition had been completed at January 1, 1998. These results do not necessarily reflect what would have occurred had the acquisition actually been made as of such dates and is not necessarily indicative of results which may be obtained in the future.

                                   Year ended December 31,                              1999                 1998
                                   ------------------------------------------------------------------------------

                                   Revenues                                      $ 9,698,758         $  7,563,126
                                   Net loss                                       (1,561,610)          (3,692,392)
                                   Net loss applicable to common
                                     shareholders                                 (1,999,527)          (4,117,086)
                                   Basic and diluted loss per common
                                     share attributable to common
                                     shareholders                                $      (.48)        $      (1.23)
                                   ==============================================================================

2.      Notes Receivable           On May 12, 1998, the Company  executed an unsecured  promissory note with UNICO,
                                   Inc. for $175,500  bearing interest at 5.83%. The note for $175,500 was forgiven in conjunction with the acquisition of United.


3.      Property and               Property and equipment consists of the following:
        Equipment

                                   December 31,                                        1999                  1998
                                   ---------------------------------------------------------------------------------

                                   Furniture, fixtures and equipment             $1,484,504             $  41,788
                                   Computer equipment                               240,822               129,997
                                   Leasehold improvements                           116,201                56,600
                                   ---------------------------------------------------------------------------------

                                                                                  1,841,527               228,385
                                  Accumulated depreciation
                                     and amortization                               409,895                57,813
                                  ---------------------------------------------------------------------------------

                                  Net property and equipment                     $1,431,632             $ 170,572
                                  =================================================================================

                                  Depreciation expense was $352,082 and $55,354 for the years ended December 31,
                                  1999 and 1998, respectively.

                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements

                                  Computer equipment recorded under capital leases amounted to $85,294.
                                  Accumulated amortization on those assets was $47,214 and $18,783 at December
                                  31, 1999 and 1998.


4.      Intangible                Intangible assets consist of the following items:
        Assets

                                  December 31,                                        1999                  1998
                                  ------------------------------------------------------------------------------

                                  Goodwill                                      $1,482,027              $190,177
                                  Covenant not to compete                           15,000                15,000
                                  ------------------------------------------------------------------------------

                                                                                 1,497,027               205,177
                                  Less accumulated amortization                    182,989                49,315
                                  ------------------------------------------------------------------------------

                                  Intangible assets, net                        $1,314,038              $155,862
                                  ==============================================================================

                                  Amortization expense was $133,674 and $36,786 or the years ended December 31,
                                  1999 and 1998, respectively.


5.      Investment in             In May 1998, the Company purchased 359,931 shares of common stock (approximately
        UNICO                     a 6% ownership interest) of UNICO, Inc., an unrelated third party. The Company accounted for this investment using the cost method in accordance with generally accepted accounting principles. In April 1999, this investment was sold in conjunction with the acquisition of United (Note 1).

                       Next Generation Media Corporation
                  Notes to consolidated Financial Statements


6.   Notes Payable                Notes payable consist of the following:
     and Line of Credit

                                  December 31,                                        1999                  1998
                                  ---------------------------------------------------------------------------------
                                  Notes payable, net of discount of $0
                                    and $27,676, interest at 18%
                                    (effective rate of 67%), due on
                                    October 14, 1998, unsecured (a)              $ 100,000            $   72,324

                                  Notes payable, net of discount of
                                    $0 and $27,676, interest at 18%
                                    (effective rate of 67%), due on
                                    November 5, 1998, unsecured (a)                 50,000                72,324

                                  Note payable, interest at 18%, due
                                    on December 9, 1998, unsecured                   5,000                 5,000

                                  Note payable to a bank, interest at
                                    prime +1% (9.5% at December 31,
                                    1999), monthly payments of principal
                                    and interest of $12,500, collateralized
                                    by the assets of United, due on
                                    September 15, 2000                             285,525                     -

                                  Notes payable, interest at 10%, monthly
                                    payments of principal and interest of
                                    $8,989, due in May 2000 and January
                                    2001, collateralized by the
                                    equipment of United                             86,372                     -

                                  Note payable, non-interest bearing,
                                    monthly payments of $6,945, due in
                                    February 2000                                    5,731                     -

                                  Line of credit from a bank in the amount of
                                    $100,000, interest at prime (8.5% at
                                    December 31, 1999), guaranteed by the
                                    president of the Company, due in
                                    September, 2000                                100,000                     -

                                  Note payable to a bank, interest at
                                    prime +.50% (9.0% at December 31,
                                    1999), due on April 30, 2000,
                                    collateralized by the assets of INI             60,000                60,000

                                  Note to a factor, interest at 8%,
                                    collateralized by the assets of INI,
                                    due January 1, 1999                             27,505                27,505
                                  ---------------------------------------------------------------------------------

                                                                                   720,133               237,153

                                  Less:  Current portion                           714,632               237,153
                                  ---------------------------------------------------------------------------------

                                                                                $    5,501        $            -
                                  =================================================================================

                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements


                              (a) In conjunction with the issuance of these notes, the Company issued 50,000 common shares, which have been valued at $2 based on private sales to unrelated investors. The notes payable were reduced and common stock and additional paid in capital were increased in the aggregate by $100,000. The Company paid $20,000 and issued 50,000 common shares as a finder's fee for introducing the Company to the above noteholders. These costs have been deferred and are being recorded as interest expense over the term of the notes. Interest expense of $66,423 and $53,577 was recognized in the year ended December 31, 1999 and 1998, respectively.

                              Subsequent to December 31, 1999, these notes and all accrued interest have been repaid.

7.   Obligations Under        The Company leases computer equipment under
     Capital Leases           capital leases. Following is a summary of future
                              minimum lease payments under capital leases:

                              Year ending December 31, 2000
                              --------------------------------------------------------------------------------
                              Total minimum lease payments                                          21,649

                              Imputed interest                                                      (2,222)
                              --------------------------------------------------------------------------------

                              Present value of minimum capital lease payments                       19,427
                              --------------------------------------------------------------------------------

                              Less: current portion                                                 19,427
                              --------------------------------------------------------------------------------

                                                                                                  $      -
                              ================================================================================

8.   Due to Related           Due to related parties consists of the following:
     Parties

                                                                                        1999         1998
                              ---------------------------------------------------------------------------------
                              Advances made by former shareholders of INI            $  35,921   $    94,070

                              Due to affiliated company                                 58,945             -

                              Consulting fees payable                                   48,600        27,000

                              Net advances from directors and shareholders                   -         8,500
                              ---------------------------------------------------------------------------------

                              Total                                                   $143,466      $129,570
                              =================================================================================

                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements

                              In May 1998, a significant shareholder executed a consulting agreement with the Company. The agreement has a two-year term and provides for annual compensation of $78,000. An amount of $48,600 and $27,000 is payable at December 31, 1999 and 1998 in accordance with this agreement.

                              One of the Company's franchisees is owned and operated by the wife of the Company's President. Total sales to that franchisee were $82,939 for the year ended December 31, 1999.

9.   Redeemable               On May 7, 1998, the Company executed an agreement
     Preferred Stock          with the holders of certain subordinated
     Series A                 debentures of UNICO, Inc. to purchase these
                              debentures, with an outstanding balance of $1,034,000, in exchange for $100,000 in cash and 250,000 shares of the Company's Callable
                              Cumulative Convertible Preferred Stock, (the
                              "Series A Preferred Stock"), par value $.01. The
                              Series A Preferred Stock is callable at the option of the holder five years from the date of issuance at $6 per share. The fair market value of the preferred stock was determined to be $2.75 per share based on an independent appraisal.
                              Accordingly, the Company recorded the Series A
                              Preferred Stock at $687,500.

                              The Company will record a deemed dividend to increase the carrying value of the preferred stock to the redemption value of $1,500,000 over the period from the date of issuance to the redemption due. The deemed dividend was $162,500 and $94,792 for the year ended December 31, 1999 and 1998.

                              The shares have a conversion price which is the lesser of $4.50 and 110% of the price of the common stock in a public or private offering. The shares have a $5 per share preference on liquidation or dissolution of the Company.

                              The Series A Preferred Stock pays a dividend of $.30 per share per annum for the first six months and $.50 per annum thereafter and are not payable until eighteen months following the date of issue. Accrued dividends amounted to $198,459 and $73,459 at December 31, 1999 and 1998.

                              Each 1 1/2 shares of the Company's Series A
                              Preferred Stock was accompanied by one stock purchase warrant (subject to adjustment) which entitles the holder to purchase one share of the Company's common stock for $0.16, valid for five years from May 7, 1998. Based on private sales of common stock to unrelated investors, the fair market value of each warrant was determined to be $2. Accordingly, the Company recorded additional paid in capital related to these warrants of $306,667.

                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements

                              Effective May 8, 1998, the Company cancelled
                              UNICO's obligation to the Company arising from its assumption of UNICO's subordinated debt. The assumption of UNICO's subordinated debt was required to complete the acquisition of United (Note 1). Therefore, the total of cash paid and the value assigned to the preferred stock and warrants of $1,094,167 had been recorded as a deferred acquisition cost at December 31, 1998 and was included in the cost of the acquisition in 1999 (see Note 1).


10.  Redeemable               In May 1998, the Company issued 70,000 shares of
     Preferred Stock          Redeemable Cumulative Convertible Preferred Stock,
     Series B                 (the "Series B Preferred Stock") par value $.01
                              with a redemption price of $5.00 per share. The original agreement was amended and restated in December 1998. Under the restated agreement, the holder can redeem the Series B Preferred Stock after May 4, 1999. The Company also issued 250,000 warrants for the purchase of one share of common stock at an exercise price of $.16 per warrant, valid for five years from May 1998. Gross proceeds from the original issuance, net of expenses, were $339,955. In conjunction with amending the original agreement, the Company sold 1,800,000 shares of common stock of UNICO, Inc. to the preferred stockholder for $1. The fair market value at the date of the transaction of these shares was determined to be $170,000. This amount has been recorded as an additional reduction of proceeds in conjunction with the issuance of the Series B Preferred Stock. Thus, adjusted net proceeds are $169,955.

                              Based on private sales of common stock to unrelated investors at $2, the fair market value of the warrants was determined to be in excess of the net proceeds and therefore the entire net proceeds have been allocated to the warrants.

                              The Company will record a deemed dividend to increase the carrying value of the preferred stock to the redemption value of $350,000 over the period from the date of issuance to the redemption date. The deemed dividend was $116,667 and $233,333 for the years ended December 31, 1999 and 1998.

                              The Series B Preferred Stock has a conversion price which is the lesser of $4.50 and 110% of the price of the common stock in a public or private offering. The shares have a $5 per share preference on liquidation or dissolution of the Company.

                              The Series B Preferred Stock pays a dividend of $.50 per annum which is only payable upon redemption of the Series B Preferred Stock. Accrued dividends amounted to $56,860 and $23,110 at December 31, 1999 and 1998.

                              During the year ended December 31, 1999, the Company redeemed 5,000 shares of Series B Preferred Stock for $25,000.

                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements

11.  Common Stock             In accordance with a consulting agreement with a
                              significant shareholder, on May 1, 1998 the shareholder was granted 250,000 options to purchase shares of common stock at a price of $.02 per share. The market value of the stock was determined to be $2 based on private stock sales to unrelated investors. Accordingly, the Company recorded compensation expense of $495,000 in 1998.

                              On May 7, 1998, the Company granted 450,000 options to a significant shareholder to purchase shares of common stock at a price of $.50 per share. The market value of the stock was determined to be $2 based on private sales to unrelated investors. The Company recorded compensation expense of $675,000.

                              On May 12, 1998, the Company issued 79,281 shares of common stock in exchange for a note receivable in the amount of $12,000, plus accrued interest of $1,400, and 359,931 common shares of UNICO, Inc. stock with a fair value of $25,537.

                              Also on May 12, 1998, the Company issued 137,587 shares of common stock in exchange for the cancellation of various notes payable to officers of the Company amounting to $45,954. The market value of the stock was determined to be $2 based on private sales to unrelated investors. The Company recorded compensation expense of $229,220 based on the difference between the fair market value of the stock and the consideration.

                              During July and August 1998, the Company issued 100,000 shares of common stock in conjunction with notes payable (Note 8). The common stock was valued at $2 based on private sales to unrelated investors.

                              During December 1998, the Company issued 75,500 shares of common stock through a private placement to various individual investors at $2 per share. Net proceeds from the private placement amounted to $75,520.

                              During December 1998, the Company granted 367,500 options to directors to purchase shares of common stock at a price of $.02 per share. The market value of the stock was determined to be $2 based on private sales to unrelated investors. The Company recorded compensation expense of $727,650.

                              From March to May 1999, the Company issued 331,500 shares of common stock through a private placement to various individual investors at $2 per share. Net proceeds from the private placement after deductions for both cash and non-cash issuance expenses, amounted to $385,943.

                              In April 1999, the Company issued 200,000 shares of common stock in exchange for consulting services to be rendered over a one year period. The common stock was valued at $2 based on private sales to unrelated investors. An amount of $100,000 of deferred consulting fees is recorded at December 31, 1999 relating to this issuance.

                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements

                              During April 1999, a majority shareholder contributed $100,000 to additional paid in capital in exchange for 1,000 shares of stock, or $1 per share. The market price was determined to be $2 based on private sales to unrelated investors. The Company recorded compensation expense of $100,000.

                              During June 1999, the Company issued 122,500 options to employees and directors to purchase common stock at a price of $.50 per share. These options vested immediately. In addition, 92,500 options were issued to purchase common stock at a price of $.50 per share which vest over a two year period. The market value of the stock was determined to be $2 based on private sales to unrelated investors. The Company recorded compensation expense of $183,750 in relation to the vested options and deferred the remaining $138,750 for unvested options, which will be recorded as compensation expense over the vesting period.

                              From July through December 1999, the Company issued 120,000 shares of common stock through a private placement to various individuals investors at $2.50 per share. Net proceeds from the private placement after deductions for issuance expenses amounted to $165,631.

                              In December 1999, the Company issued 36,000 shares of common stock in exchange for services rendered. The common stock was valued at $2.50 based on private sales to unrelated investors, amounting to a charge of $90,000.

                              The following summary represents activity under the Company's stock option plan:

                                                                         Number of    Exercise   Expiration
                                                                          Shares       Price         Date
                              --------------------------------------------------------------------------------
                              At January 1, 1997                                 -           -            -
                              Options granted                               37,500        $.60     12-31-99
                              --------------------------------------------------------------------------------

                              Balance outstanding
                                 December 31, 1997                          37,500
                              Options granted                              250,000        $.02     05-01-08
                              Options granted                              450,000        $.50     05-07-08
                              Options granted                              367,500        $.02     12-30-08
                              --------------------------------------------------------------------------------

                              Balance outstanding December 31, 1998
                                                                         1,105,000

                              Options granted                              215,000        $.50     06-09-09
                              Expired                                      (37,500)
                              --------------------------------------------------------------------------------

                              Balance outstanding December 31, 1999
                                                                         1,282,500    $.02-$.50
                              --------------------------------------------------------------------------------

                              Balance exercisable at December 31,
                              1999                                       1,190,000    $.02-$.50
                              ================================================================================

                              These shares have a weighted average remaining contractual life of 8.75 years and a weighted average exercise price of $.27.

                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements

                                   The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"), but it continues to measure compensation cost for the stock options using the intrinsic value method prescribed by APB Opinion No. 25. As allowable under SFAS 123, the Company used the "Minimum Value" method to measure the compensation cost of stock options, granted in 1999 and 1998. For the options granted in 1999, the following assumptions were used: risk-free interest rate of 5.87%, a dividend payout rate of zero, volatility of zero, and an expected option life of ten years. For the options granted in 1998, the following assumptions were used: risk-free interest rate of 5.67%, volatility of 45%, a dividend payout rate of zero, and an expected option life of ten years. There were no adjustments made in calculating the fair value to account for non-transferability.

                                   Under these assumptions, the fair value of stock options granted in 1999 and 1998 is $366,744 and $1,380,568. The fair value of stock options granted in 1999 is $1.72. The fair value of stock options granted in 1998 ranges from $0.33 to $1.99.

                                   Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                   If the Company had elected to recognize
                                   compensation cost based on the value at the grant dates with the method prescribed by SFAS 123, net income would have been changed to the pro forma amounts indicated below:

                                                                                     Year ended December 31,
                                                                                 1999                      1998
                                                                      ---------------------------------------------------------
                                                                              As          Pro         As          Pro
                                                                          Reported      Forma     Reported       Forma
                                                                      ---------------------------------------------------------
                                 Loss applicable to common
                                   shareholders                       $(2,054,518)   $(2,100,762)   $(3,632,054)   $(3,783,705)
                                 Basic and diluted loss per share     $     (0.50)   $     (0.51)   $     (1.09)   $     (1.14)
                                 ==============================================================================================

12.     Forgiveness of             On May 12, 1998, $156,145 of the stock
        Stock Subscription         subscription receivable from a significant
        Receivable                 shareholder of the Company was transferred
                                   into a promissory note receivable from a director of UNICO, Inc. and was subsequently cancelled. Also, the Company forgave
                                   $152,905, plus accrued interest of $20,946 due from the director. These amounts aggregate to $329,996, which has been included in operating expenses in the accompanying statement of operations.

                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements

13.     Income Taxes               Significant components of the Company's
                                   deferred tax assets at December 31, 1999 and 1998, are as follows:

                                  December 31,                                        1999                  1998
                                  ---------------------------------------------------------------------------------
                                  Deferred tax assets
                                     Net operating loss carryforwards
                                       for income tax purposes                $    739,000          $    327,000

                                     Stock options granted                         899,000               808,000

                                     Accrued compensation expense
                                       and consulting fees                         105,000                97,000

                                     Accumulated amortization                       55,000                 8,000

                                     Reserve for doubtful accounts                   8,000                     -
                                  ---------------------------------------------------------------------------------

                                  Total deferred tax assets                      1,806,000             1,240,000

                                     Less valuation allowance                   (1,806,000)           (1,240,000)
                                  ---------------------------------------------------------------------------------

                                  Total                                      $           -          $          -
                                  =================================================================================

                                   Management has provided a valuation allowance for net deferred tax assets as of December 31, 1999 and 1998, as they believe that it is not more likely than not that the entire amount of deferred tax assets will be realized.

                                   At December 31, 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $2,200,000, which are available to offset future federal taxable income, if any, through 2014. These net operating loss carryforwards are subject to annual limitations as a result of changes in ownership.


14.     Commitments and            The Company has a lease for office space in
        Contingencies              Pompton Lakes, New Jersey. The lease has a
                                   sixty-four month term commencing on September
                                   15, 1997. Annual future minimum lease
                                   payments under this operating lease are as follows:

                                  Year ending December 31:
                                  --------------------------------------------------------------------------------
                                  2000                                                                $458,850
                                  2001                                                                 490,473
                                  2002                                                                 521,761
                                  2003                                                                 529,289
                                  2004                                                                 560,577
                                  Thereafter                                                           337,650
                                  --------------------------------------------------------------------------------


                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements

                                   Rent expense for the year ended December 31, 1999 and 1998 was $418,601 and $19,800, respectively.

                                   The Company has an employment agreement with the President which provides for approximately $150,000 in base annual compensation, plus incentive compensation based upon the earnings of the Company.

                                   The Company is party to various legal matters encountered in the normal course of business. In the opinion of management and legal counsel, the resolution of these matters will not have a material adverse effect on the Company's financial position or the future results of operations.


15.     Segment                    The Company has two reportable segments for
        Information                the year ended December 31, 1999: United and
                                   INI. United was acquired on April 1, 1999.
                                   Each entity is a wholly-owned subsidiary, with different management teams and different products and services. INI operates a newspaper publishing business and United operates a direct mail marketing business.
                                   The accounting policies of the reportable segments are the same as those set forth in the Summary of Accounting Policies.
                                   Summarized financial information concerning the Company's reporting segments for the year ended December 31, 1999 is presented below.
                                   The Company has no sales outside of the
                                   United States. The Company operated in one segment for the year ended December 31, 1998.

                                  Year ended
                                  December 31, 1999             United            INI        Parent    Eliminations           Total
                                ---------------------------------------------------------------------------------------------------
                                  Revenues from
                                     external customers     $5,756,014     $2,109,396   $         -       $       -     $ 7,865,410
                                  Segment profit (loss)       (284,813)       (88,938)   (1,242,850)              -      (1,616,601)
                                  Segments assets            2,118,814        400,387     1,974,132        (569,505)      3,923,828
                                  Depreciation and
                                     amortization              289,212         85,503       111,040               -         485,755
                                  Capital expenditures          43,604          1,554             -               -          45,158



16.     Subsequent Events          On May 1, 2000, certain shareholders of the
                                   Company entered into a stock purchase
                                   agreement whereby they exchanged common and preferred stock and options to purchase common stock representing approximately 52% of the Company's fully diluted common shares for common shares and, in certain instances, options to purchase common shares of The
                                   BigHub.com, Inc. As part of this transaction, the Company obtained a loan from The
                                   BigHub.com, Inc. in the amount of $500,000 which was used in part to liquidate certain trade payables and accrued liabilities.

                       Next Generation Media Corporation
                  Notes to Consolidated Financial Statements

17.     Liquidity and Future       During the year ended December 31, 1999, the
        Prospects                  Company experienced a significant loss and
                                   has a working capital deficit at year-end. A large portion of its trade payables and accrued liabilities are significantly past due. Additional short-term borrowing to fund the Company's commitments is limited.

                                   During March 2000, the Company received a
                                   $500,000 loan from The BigHub.com, Inc. (see
                                   Note 16). Approximately $250,000, was used to liquidate certain overdue trade payables and accrued liabilities. The BigHub.com, Inc. has committed to fund the Company's working capital needs during the year ended December 31, 2000.

                                   Management plans to improve the liquidity of the Company during the year ended December 31, 2000 through an increase in revenues from its internet site, ISHOPOL.com, an increase in printing revenue from national accounts, reduced debt service commitments and the sale of INI.


18.     Supplemental Cash
        Flow Information

                                                                                        1999                 1998
                                   ---------------------------------------------------------------------------------
                                   Cash paid during the year for interest         $   61,264       $       40,099

                                   Non-cash operating activities:

                                     Deferred consulting fees                        100,000                    -

                                   Non-cash financing activities:

                                     Preferred stock issued for future
                                       acquisition                                         -              687,500

                                     Warrants issued for future acquisition                -              306,667

                                     Deemed preferred stock dividends                279,167              328,125

                                     Accrued dividends                               158,750               96,569

                                   Non-cash investing activities:

                                     Equipment acquired under capital leases               -               85,294

                                     Leasehold improvements
                                      acquired through barter                              -               40,472

                                   Acquisition:

                                     Total consideration for acquisition          $2,007,933                    -

                                     Book value of assets acquired
                                      less liabilities assumed                       716,083                    -
                                   ---------------------------------------------------------------------------------

                                     Goodwill                                     $1,291,850       $            -
                                   =================================================================================